UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

KKR & CO. L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34820

Delaware	26-0426107
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9 West 57th Sreet, Suite 4200
New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets

Pursuant to the Agreement and Plan of Merger, made and entered into as of December 16, 2013 (the “Merger Agreement”), by and among KKR & Co. L.P., (“KKR”), KKR Fund Holdings L.P. (“Fund Holdings”), Copal Merger Sub LLC (“Merger Sub”) and KKR Financial Holdings LLC (“KFN”), on April 30, 2014, Merger Sub was merged with and into KFN (the “Merger”), with KFN surviving the Merger as an indirect subsidiary of KKR.

At the effective time of the Merger (the “Effective Time”), each common share of KFN (the “KFN Common Shares”) issued and outstanding immediately prior to the Effective Time (excluding KFN Common Shares held by KFN’s wholly-owned subsidiaries or Fund Holdings or its subsidiaries) was converted into the right to receive 0.51 common units representing the limited partnership interests of KKR (the “KKR Common Units”), together with cash in lieu of fractional KKR Common Units.

Pursuant to the Merger Agreement, as of the Effective Time, (1) each outstanding option to purchase a KFN Common Share was cancelled, as the exercise price per share applicable to all outstanding options exceeded the cash value of the number of KKR Common Units that a holder of one KFN Common Share is entitled to in the Merger, (2) each outstanding restricted KFN Common Share (other than restricted KFN Common Shares held by KKR Financial Advisors LLC) was converted into 0.51 KKR Common Units having the same terms and conditions as applied immediately prior to the Effective Time, and (3) each phantom share under KFN’s Non-Employee Directors’ Deferred Compensation and Share Award Plan (the “Deferred Compensation Plan”) was converted into a phantom share in respect of 0.51 KKR Common Units and otherwise remained subject to the terms of the Deferred Compensation Plan.

Following the closing of the Merger, $258,750,000 aggregate principal amount of KFN’s 8.375% senior notes due 2041, $115,000,000 aggregate principal amount of  KFN’s 7.500% senior notes due 2042, approximately $283,517,000 million aggregate principal amount of KFN’s junior subordinated notes and KFN’s 7.375% Series A LLC Preferred Shares, with an aggregate liquidation preference of $373,750,000,  remain outstanding.  These securities are obligations of KFN only and are non-recourse to the rest of KKR.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to KKR’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2013, and is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure

On April 30, 2014, KKR and KFN issued a joint press release announcing that they had closed the Merger.  The joint press release is furnished as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item  9.01                                        Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

The financial statements of KFN required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with respect to this Item.

(b)  Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with respect to this Item.

(d)  Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

KKR & CO. L.P.
By: KKR Management LLC, its general partner

By:	/s/ David J. Sorkin
Name:	David J. Sorkin
Title:	General Counsel

Date: May 5, 2014

Exhibit Index

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of December 16, 2013, by and among KKR & Co. L.P., KKR Fund Holdings L.P., Copal Merger Sub LLC and KKR Financial Holdings LLC (incorporated by reference to Exhibit 2.1 to KKR & Co. L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2013).

99.1	Joint press release of KKR & Co. L.P. and KKR Financial Holdings LLC, dated April 30, 2014, announcing the closing of the merger. (This exhibit is furnished and not filed.)